UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2016

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Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)
3000 John Deere Road Toano, Virginia (Address of principal executive offices)	23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 26, 2016, the court preliminarily approved the proposed settlement of the derivative action captioned In re Lumber Liquidators Holdings, Inc. Shareholder Derivative Litigation in accordance with the previously disclosed Stipulation of Settlement, dated July 18, 2016 (the “Stipulation”) and scheduled a settlement hearing for 10:00 a.m. on November 17, 2016 at 600 Granby Street, Norfolk, Virginia. As required by Section 4.2 of the Stipulation, Lumber Liquidators Holdings, Inc. (the “Company”) is filing this current report and a copy of the Stipulation and the Long-Form Notice of Proposed Derivative Settlement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Stipulation of Settlement dated July 18, 2016, by and between Lead Plaintiff Amalgamated Bank, as Trustee for the Longview 600 Small Cap Index Fund, plaintiff R. Andre Klein, plaintiff Phuc Doan, on behalf of themselves and derivatively on behalf of Lumber Liquidators Holdings, Inc., and defendants Thomas D. Sullivan, Douglas T. Moore, John M. Presley, Macon F. Brock, Jr., Peter B. Robinson, Martin F. Roper, Jimmie L. Wade, Nancy M. Taylor, Daniel E. Terrell, Carl R. Daniels, Robert M. Lynch, Jeffrey W. Griffiths, and William K. Schlegel, and nominal defendant Lumber Liquidators Holdings, Inc. (filed as Exhibit 10.1 to the Company’s current report on Form 8-K, filed July 22, 2016 (File No. 001-33767), and incorporated herein by reference)

99.1	Long-Form Notice of Proposed Derivative Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC.
(Registrant)

Date: August 30, 2016	By:	/s/ Jill Witter
Jill Witter
Secretary and Chief Compliance and Legal Officer

Exhibit Index

Exhibit No.	Description

10.1	Stipulation of Settlement dated July 18, 2016, by and between Lead Plaintiff Amalgamated Bank, as Trustee for the Longview 600 Small Cap Index Fund, plaintiff R. Andre Klein, plaintiff Phuc Doan, on behalf of themselves and derivatively on behalf of Lumber Liquidators Holdings, Inc., and defendants Thomas D. Sullivan, Douglas T. Moore, John M. Presley, Macon F. Brock, Jr., Peter B. Robinson, Martin F. Roper, Jimmie L. Wade, Nancy M. Taylor, Daniel E. Terrell, Carl R. Daniels, Robert M. Lynch, Jeffrey W. Griffiths, and William K. Schlegel, and nominal defendant Lumber Liquidators Holdings, Inc. (filed as Exhibit 10.1 to the Company’s current report on Form 8-K, filed July 22, 2016 (File No. 001-33767), and incorporated herein by reference)

99.1	Long-Form Notice of Proposed Derivative Settlement